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Exhibit 5.6

[GLJ LOGO]	Principal Officers: Harry Jung, P. Eng. President, C.E.O. Dana B. Laustsen, P. Eng. Executive V.P., C.O.O. Keith M. Braaten, P. Eng. Executive V.P.
LETTER OF CONSENT
Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.
TO:
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Prince Edward Island, Registrar of Securities
Government of the Yukon Territory, Registrar of Securities
Government of the Northwest Territories, Registrar of Securities
Government of Nunavut, Registrar of Securities
Toronto Stock Exchange
New York Stock Exchange
United States Securities and Exchange Commission

Re:
Teck Cominco Limited
Consent of Expert

        In connection with the offer to purchase of Teck Cominco Limited for all of the outstanding common shares of Inco Limited dated May 23, 2006 (the "Offer to Purchase"), we hereby consent to the use of our firm name in connection with references to our firm's involvement in the preparation of estimates of contingent synthetic crude oil resources for the Fort Hills oil sands project (the "Estimates") and to the use of the Estimates, or portions thereof, in the following instances:

  (a)
  In Teck Cominco Limited's Annual Information Form dated March 1, 2006 under the heading "INDIVIDUAL OPERATIONS—Fort Hills Oil Sands".

        We also consent to the use of our firm name and references to the Estimates, or portions thereof, and to the inclusion or incorporation by reference of information derived from the Estimates in the Offer to Purchase and the registration statement on Form F-10 of Teck Cominco Limited ("the Registration Statement").

        We have read the Offer to Purchase and the Registration Statement of Teck Cominco Limited and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Estimates or that are within our knowledge as a result of the preparation of the Estimates.

Yours very truly,
GLJ PETROLEUM CONSULTANTS LTD.
ORIGINALLY SIGNED BY
/s/ JAMES H. WILLMON, P. ENG. James H. Willmon, P. Eng. Vice-President

Dated: May 23, 2006
Calgary, Alberta
CANADA

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  Exhibit 5.6